
                                  NSAR ITEM 77O

                   VKAC Trust for Investment Grade Municipals
                               10f-3 Transactions

  UNDERWRITING #        UNDERWRITING           PURCHASED FROM         AMOUNT OF SHARES      % OF UNDERWRITING      DATE OF PURCHASE
                                                                         PURCHASED


         1            Dormitory Auth NY         Bear Stearns              1,500,000              0.853%               02/25/99
